Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeff K. Storey, Chief Executive Officer of Level 3 Parent, LLC ("Level 3"), certify that, to my knowledge, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 of Level 3 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Level 3 as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Level 3 and will be retained by Level 3 and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 8, 2019	/s/ Jeff K. Storey
Jeff K. Storey
Chief Executive Officer